EXHIBIT 99.1

For Immediate Release TSX Venture Exchange – MDW NYSE MKT - MDW

July 6, 2012

Midway Gold Closes US$15,694,799 Offering of Units

Vancouver, British Columbia – July 6, 2012, Midway Gold Corp. ("Midway" or the "Company") (TSX VENTURE:MDW) (NYSE MKT:MDW) has closed its previously announced unit offering in Canada and the United States (the "Offering") for aggregate gross proceeds of US$15,694,799 through the issue of 12,261,562 units (the "Units") at a price of US$1.28 per Unit, including the partial exercise of the over-allotment option.  Each Unit consists of one common share and one-half of one common share purchase warrant. Each whole warrant (a "Warrant") will entitle the holder to purchase one common share at a price of US$1.85 per share for a period of 18 months following the closing of the Offering.  Midway can accelerate the expiry of the warrants to a date 30 days after giving notice to the holders thereof in the event Midway's common shares trade at a closing price on the NYSE MKT of greater than US$2.10 for a period of 20 consecutive trading days following the closing.

The Offering was conducted through a syndicate of underwriters co-led by RBC Capital Markets and Haywood Securities Inc. and including Stifel Nicolaus Canada Inc. (collectively, the "Underwriters") who were paid a cash commission of 6% of the total gross proceeds of the Offering as consideration for their services in connection with the Offering.

Midway intends to use the net proceeds of the Offering to advance its projects and for general corporate purposes (including property maintenance fees) as detailed in the Company's final prospectus supplement dated June 26, 2012 relating to the Offering (the "Prospectus Supplement").

The Units were offered pursuant to the Prospectus Supplement to the Company's short form base shelf prospectus dated April 21, 2011 filed with the securities commissions in British Columbia, Alberta and Ontario (the "Shelf Prospectus") and the base shelf prospectus as part of an effective registration statement on Form S-3 filed with the Securities and Exchange Commission (the "Shelf Registration Statement").

Copies of the Prospectus Supplement are available at www.sedar.com and www.sec.gov, and may be obtained in Canada from RBC Capital Markets, Attention: Distribution Centre, 277 Front St. W., 5th Floor, Toronto, Ontario M5V 2X4 (fax:416-313-6066) or from Haywood Securities Inc., Attention: Michelle Jankovich, Suite 700-200 Burrard Street, Vancouver, BC V6C 3L6 (fax:604-697-7498) and in the United States from RBC Capital Markets, LLC,

Attention: Prospectus Department, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281-8098 (phone:877-822-4089); (fax:212-428-6260).

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Prospectus Supplement, the Shelf Prospectus or the Shelf Registration Statement.

ON BEHALF OF THE BOARD

"Kenneth Brunk"
Kenneth Chairman, President and CEO

For further information, please contact R.J. Smith at Midway Gold Corp. at (877) 475-3642 (toll-free).

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to design, build, and operate mines in a manner accountable to all stakeholders while producing an acceptable return to its shareholders.

This press release contains "forward-looking statements" and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to, the use of proceeds. Such forward-looking statements and forward-looking information reflect our current views with respect to future use of proceeds and are subject to certain risks, uncertainties and assumptions, including but not limited to risks related to changes in market conditions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law.

Neither the TSX Venture Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.